SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) JANUARY 26, 1999


                        Property Resources Equity Trust
            (Exact Name of Registrant as Specified in its Charter)





California                         0-15880                      94-3959770
State or other                     Commission File Number       IRS Employer
jurisdiction of                                                 Identification
incorporation                                                   Number


                2000 Alameda de las Pulgas, San Mateo, CA 94404
             (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code: (650)312-3000



ITEM 5:     OTHER MATERIAL EVENTS

On  Tuesday  January  26,  1999 at a Special  Meeting of  Shareholders  of the
Registrant, holders of a majority of the Registrant's outstanding shares approved the dissolution, termination and liquidation of the Company. Thereafter, the Board of Directors met and declared an initial liquidating distribution in the amount of $2.10 per share payable on February 16, 1999, to all shareholders of record as of January 27, 1999.

A second and final liquidating distribution is expected to be made in June of 1999.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.




Dated:      January 29, 1999

                              PROPERTY RESOURCES EQUITY TRUST


                              BY:   /S/ DAVID P. GOSS
                                    David P. Goss
                                    President